United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

Hercules Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001

(Address of principal executive offices) (Zip Code)

(302) 594-5000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

          On or about June 1, 2004, a Complaint captioned Charles Stepnowski v. Hercules Inc.; The Pension Plan of Hercules Inc.; The Hercules Inc. Finance Committee; and Edward V. Carrington, Hercules’ Vice President Human Resources, Civil Action No. 04-cv-2296, was filed in the United States District Court, Eastern District of Pennsylvania. An Amended Complaint was filed on June 16, 2004. Styled as a class action, the Amended Complaint seeks benefits under the Pension Plan of Hercules Incorporated (the “Plan”), and alleges violations of the Employee Retirement Income Security Act, 29 U.S.C. §1100 et seq. (“ERISA”). Under the Plan, eligible retirees of the Company may opt to receive a single cash payment of 51% of the present value of their accrued benefit (with the remaining 49% payable as a monthly annuity). The Amended Complaint alleges that the Company’s adoption of a new interest rate assumption used to determine the 51% cash payment constitutes a breach of fiduciary duty and a violation of the anti-cutback requirements of ERISA and the Internal Revenue Code. The Amended Complaint seeks the payment of additional benefits under ERISA (as well as costs and attorneys fees) and seeks to compel the Company to use an interest rate assumption that is more favorable to eligible retirees. The Amended Complaint seeks to establish a class comprised of all Plan participants who retired (or who will retire) on or after December 1, 2001. The Company denies all liability, and intends to vigorously defend this action.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2004	By:	HERCULES INCORPORATED
/s/ Richard G. Dahlen
Richard G. Dahlen
Chief Legal Officer